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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 19, 2004
                                            --------------

                             GRISTEDE'S FOODS, INC.
             (Exact name of registrant as specified in its chapter)

          Delaware                      1-7013                13-1829183
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(State or other jurisdiction         (Commission             (IRS Employer
       of incorporation              File Number)         Identification No.)

823 Eleventh Avenue, New York, New York                       10019
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   (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:  (212) 956-5803
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                                       N/A
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          (Former name or former address, if changed since last report)



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Item 5 - Other Events and Required FD Disclosure.

On April 13, 2004, Gristede's Foods, Inc. (the "Company") announced that it had received a letter from John Catsimatidis, the holder with certain of his affiliates, of in excess of 90% of the outstanding shares of common stock of the Company, stating his intention to cash out the public stockholders of the Company, at $0.87 per share, via a short form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. A copy of this press release is attached hereto as Exhibit 99.1. Also, attached hereto is a copy of the letter addressed to the Board of Directors setting forth Mr. Catsimatidis' proposal.

On April 14, 2003, the Board of Directors of the Company (John Catsimatidis abstaining), at a telephonic meeting, appointed a special committee of independent directors to (i) evaluate the offer, and (ii) determine its fairness from a financial point of view to the public shareholders of the Company.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.     Description
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99.1            Press Release of Gristede's Foods, Inc., dated April 13, 2004, announcing the intention of John Catsimatidis to take Gristede's
                Foods, Inc. private.

99.2 Letter to the Board of Directors of Gristede's Foods, Inc., dated April 13, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GRISTEDE'S FOODS, INC.

Date:  April 19, 2004                    /s/ John Catsimatidis
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                                         John Catsimatidis
                                         Chairman and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit No.     Description
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99.1            Press Release of Gristede's Foods, Inc., dated April 13, 2004, announcing the intention of John Catsimatidis to take Gristede's
                Foods, Inc. private.

99.2 Letter to the Board of Directors of Gristede's Foods, Inc., dated April 13, 2004.